News Release

BNY MELLON REPORTS SECOND QUARTER 2020 EARNINGS OF
$901 MILLION OR $1.01 PER COMMON SHARE

Revenue up 2%	EPS flat	ROE 9% ROTCE 19% (a)	CET1 12.6% Tier 1 leverage 6.2%

NEW YORK, July 15, 2020 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Net income applicable to common shareholders (in millions)	$901	$944	$969	(5)%	(7)%
Diluted earnings per common share	$1.01	$1.05	$1.01	(4)%	—%

Second Quarter Results
Total revenue of $4.0 billion, increased 2%

•	Fee revenue increased 2%

•	Net interest revenue decreased 3%

Provision for credit losses of $143 million

Total noninterest expense of $2.7 billion, increased 1%

•	Continued investments in technology

Investment Services

•	Total revenue increased 3%

•	Fee revenue increased 5%

•	Income before taxes decreased 8%

•	AUC/A of $37.3 trillion, increased 5%

Investment and Wealth Management

•	Total revenue decreased 3%

•	Income before taxes decreased 15%

•	AUM of $2.0 trillion, increased 6%

Capital

•	CET1 ratio 12.6%; increased ~ 125 bps in 2Q20

•	Increased CET1 capital by $1.57 billion

•	Tier 1 capital increased $2.55 billion, including issuance of $1 billion of preferred stock

CEO Commentary
“For the second quarter, we delivered solid results, with all of our Investment Services businesses demonstrating resilient fee performance. Our EPS of $1.01 was flat year on year despite the impact of the lower interest rate environment and higher allowance for credit losses. We further bolstered our Common Equity Tier 1 ratio to 12.6 percent, and achieved a strong return on tangible common equity of 19 percent,” Todd Gibbons, Chief Executive Officer, said.

“We are seeing momentum across most of our businesses as we continue to drive improved performance and capabilities across the company, and as we benefit from higher volumes and volatility versus a year ago,” Mr. Gibbons added.

“As we look ahead to the remainder of 2020, downside risks remain from the economic uncertainty and the significant pressure from low interest rates. Despite this, our underlying business remains strong, benefiting from the improving quality and efficiency of our operations and the level of the client experience. This should provide opportunities to deepen our relationships with clients. I remain deeply proud of our 48,000+ employees and how they continue to adapt and deliver great client service during this challenging time,” Mr. Gibbons further noted.

“I would be remiss if I didn’t reflect on the first half of 2020—a period when we have been faced with the gravity of a global pandemic and with societal unrest spurred by racial injustice. Both have significant implications for how we operate as a business and as a corporate citizen. Our clients, communities and society at large can continue to rely on BNY Mellon to be a trusted steward. We have a relentless ambition to have a more profound impact on the world around us—helping us deliver sustainable long-term value to our shareholders,” Mr. Gibbons concluded.

Media Relations: Jennifer Hendricks Sullivan (212) 635-1374	Investor Relations: Magda Palczynska (212) 635-8529
(a) For information on this Non-GAAP measure, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 8.
Note: Above comparisons are 2Q20 vs. 2Q19.

BNY Mellon 2Q20 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q20 vs.
	2Q20	1Q20	2Q19	1Q20		2Q19
Fee revenue	$3,167	$3,323	$3,105	(5)%		2%
Net securities gains	9	9	7	N/M		N/M
Total fee and other revenue	3,176	3,332	3,112	(5)		2
Income (loss) from consolidated investment management funds	54	(38)	10	N/M		N/M
Net interest revenue	780	814	802	(4)		(3)
Total revenue	4,010	4,108	3,924	(2)		2
Provision for credit losses	143	169	(8)	N/M		N/M
Noninterest expense	2,686	2,712	2,647	(1)		1
Income before income taxes	1,181	1,227	1,285	(4)		(8)
Provision for income taxes	216	265	264	(18)		(18)
Net income	$965	$962	$1,021	—		(5)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$901	$944	$969	(5)%		(7)%
Operating leverage (a)				(143	) bps	72	bps
Diluted earnings per common share	$1.01	$1.05	$1.01	(4)%		—
Average common shares and equivalents outstanding - diluted (in thousands)	890,561	896,689	953,928
Pre-tax operating margin	29%	30%	33%

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 2Q20 vs. 2Q19, unless otherwise stated)

•	Total revenue increased 2% primarily reflecting:

•
Fee revenue increased 2% primarily reflecting higher fees in Pershing and Asset Servicing, partially offset by money market fee waivers, lower investment management fees and the unfavorable impact of a stronger U.S. dollar.

•
Net interest revenue decreased 3% primarily reflecting lower interest rates on interest-earning assets, partially offset by the benefit of lower deposit and funding rates and higher deposits, securities portfolio and loans.

•	Provision for credit losses of $143 million primarily reflecting increased downgrades and the continuation of the challenging macroeconomic outlook.

•
Noninterest expense increased 1% primarily reflecting the continued investments in technology and higher staff and pension expenses, partially offset by lower business development (travel and marketing) expense and the favorable impact of a stronger U.S. dollar.

•	Effective tax rate of 18.3%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $37.3 trillion, increased 5%, primarily reflecting higher client inflows, market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.

•
AUM of $2.0 trillion, increased 6%, primarily reflecting higher market values and net inflows, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).

Capital and liquidity

•	Open market share repurchases temporarily suspended for 2Q20 and 3Q20.

•	Paid $278 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 9%; Return on tangible common equity (“ROTCE”) of 19% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 12.6%.

•	Tier 1 leverage ratio – 6.2%.

•	Supplementary leverage ratio (“SLR”) – 8.2% (b).

•	Average liquidity coverage ratio (“LCR”) – 112%.

•	Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for additional information.

(b)	See “Capital and Liquidity” on page 6 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q20 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Total revenue by line of business:
Asset Servicing	$1,463	$1,531	$1,397	(4)%	5%
Pershing	578	653	572	(11)	1
Issuer Services	431	419	446	3	(3)
Treasury Services	340	339	317	—	7
Clearance and Collateral Management	295	300	284	(2)	4
Total revenue by line of business	3,107	3,242	3,016	(4)	3
Provision for credit losses	145	149	(4)	N/M	N/M
Noninterest expense	1,989	1,987	1,963	—	1
Income before taxes	$973	$1,106	$1,057	(12)%	(8)%

Pre-tax operating margin	31%	34%	35%

Foreign exchange and other trading revenue	$178	$261	$153	(32)%	16%
Securities lending revenue	$51	$46	$40	11%	28%

Metrics:
Average loans	$43,113	$41,789	$36,404	3%	18%
Average deposits	$268,467	$242,187	$201,146	11%	33%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$37.3	$35.2	$35.5	6%	5%
Market value of securities on loan at period end (in billions) (b)	$384	$389	$369	(1)%	4%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.3 trillion at June 30, 2020, $1.2 trillion at March 31, 2020 and $1.4 trillion at June 30, 2019.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $62 billion at June 30, 2020, $59 billion at March 31, 2020 and $64 billion at June 30, 2019.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Servicing - The year-over-year increase reflects higher foreign exchange and other trading revenue, partially offset by lower net interest revenue. The sequential decrease reflects lower foreign exchange and other trading revenue and net interest revenue. Total revenue in 2Q20 also benefited from higher volumes from existing clients and a one-time fee.

•
Pershing - The year-over-year increase primarily reflects higher money market fund balances and clearing volumes, partially offset by the impact of rate-driven money market fee waivers. The sequential decrease primarily reflects the impact of rate-driven money market fee waivers, a one-time fee recorded in 1Q20 and lower clearing volumes, partially offset by higher money market fund balances.

•	Issuer Services - The year-over-year decrease reflects lower Depositary Receipts and Corporate Trust fees. The sequential increase primarily reflects higher Depositary Receipts fees.

•	Treasury Services - The year-over-year increase primarily reflects higher net interest revenue driven by deposit growth and higher fees.

•
Clearance and Collateral Management - The year-over-year increase primarily reflects higher net interest revenue and growth in collateral management and clearance volumes, mostly from non-U.S. clients. The sequential decrease primarily reflects lower collateral management fees.

•
Noninterest expense increased 1% year-over-year primarily driven by continued investments in technology, partially offset by lower business development and staff expenses. Sequentially, noninterest expense increased slightly reflecting continued investments in technology, offset by lower staff expense.

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BNY Mellon 2Q20 Earnings Release

INVESTMENT AND WEALTH MANAGEMENT BUSINESS HIGHLIGHTS
(formerly Investment Management business)

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q20 vs.
	2Q20	1Q20	2Q19	1Q20	2Q19
Total revenue by line of business:
Investment Management (formerly Asset Management)	$621	$620	$622	—	—
Wealth Management	265	278	291	(5)	(9)
Total revenue by line of business	886	898	913	(1)	(3)
Provision for credit losses	7	9	(2)	N/M	N/M
Noninterest expense	658	695	655	(5)	—
Income before taxes	$221	$194	$260	14%	(15)%

Pre-tax operating margin	25%	22%	29%
Adjusted pre-tax operating margin – Non-GAAP (a)	28%	24%	32%

Metrics:
Average loans	$11,791	$12,124	$12,205	(3)%	(3)%
Average deposits	$17,491	$16,144	$14,615	8%	20%

AUM (in billions) (current period is preliminary) (b)	$1,961	$1,796	$1,843	9%	6%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$254	$236	$257	8%	(1)%

(a)	Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

(b)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(c)	Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Investment Management (formerly Asset Management) - The year-over-year decrease primarily reflects the unfavorable change in the mix of AUM since 2Q19 and the impact of money market fee waivers, partially offset by equity investment gains (net of hedges), including seed capital. The sequential increase primarily reflects equity investment gains (net of hedges), including seed capital, partially offset by the timing of performance fees and the impact of money market fee waivers.

•	Wealth Management - Both decreases primarily reflect lower net interest revenue and a shift within portfolios to lower fee asset classes.

•	Noninterest expense increased slightly year-over-year primarily reflecting higher continued investments in technology. The sequential decrease primarily reflects lower staff and other expenses.

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BNY Mellon 2Q20 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	2Q20	1Q20	2Q19
Fee revenue	$29	$21	$24
Net securities gains	9	9	7
Total fee and other revenue	38	30	31
Net interest (expense)	(36)	(44)	(40)
Total revenue (loss)	2	(14)	(9)
Provision for credit losses	(9)	11	(2)
Noninterest expense	39	30	29
(Loss) before taxes	$(28)	$(55)	$(36)

KEY DRIVERS

•
Fee revenue, net securities gains and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense. Fee revenue increased year-over-year and sequentially primarily reflecting higher equity investment income, partially offset by sequentially lower foreign currency translation gains. Net interest expense decreased year-over-year and sequentially primarily reflecting corporate treasury activity.

•	Noninterest expense increased year-over-year and sequentially primarily reflecting higher staff expense.

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BNY Mellon 2Q20 Earnings Release

CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2020	March 31, 2020	Dec. 31, 2019
Consolidated regulatory capital ratios: (a)
CET1 ratio	12.6%	11.3%	11.5%
Tier 1 capital ratio	15.4	13.5	13.7
Total capital ratio	16.3	14.3	14.4
Tier 1 leverage ratio	6.2	6.0	6.6
SLR	8.2	5.6	6.1
BNY Mellon shareholders’ equity to total assets ratio	9.9%	8.8%	10.9%
BNY Mellon common shareholders’ equity to total assets ratio	8.9%	8.0%	9.9%

Average LCR	112%	115%	120%

Book value per common share	$44.21	$42.47	$42.12
Tangible book value per common share – Non-GAAP (b)	$23.31	$21.53	$21.33
Common shares outstanding (in thousands)	885,862	885,443	900,683

(a)
Regulatory capital ratios for June 30, 2020 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2020 and Dec. 31, 2019, was the Advanced Approaches, and for March 31, 2020 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio.

(b)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

•
CET1 capital totaled $20.0 billion at June 30, 2020, an increase of $1.57 billion compared with March 31, 2020. The increase primarily reflects capital generated through earnings and unrealized gains on securities available-for-sale, partially offset by capital deployed through dividend payments.

•
The SLR reflects the application of a new rule effective April 1, 2020 to exclude certain central bank placements as well as the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation. The temporary exclusion of U.S. Treasury securities from the SLR’s leverage exposure increased our SLR by 40 basis points.

NET INTEREST REVENUE

Net interest revenue				2Q20 vs.
(dollars in millions; not meaningful - N/M)	2Q20	1Q20	2Q19	1Q20		2Q19
Net interest revenue	$780	$814	$802	(4)%		(3)%
Add: Tax equivalent adjustment	2	2	4	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$782	$816	$806	(4)%		(3)%

Net interest margin	0.88%	1.01%	1.12%	(13	) bps	(24	) bps
Net interest margin (FTE) – Non-GAAP (a)	0.88%	1.01%	1.12%	(13	) bps	(24	) bps

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

bps – basis points.

Net interest revenue decreased year-over-year, primarily reflecting lower interest rates on interest-earning assets, partially offset by the benefit of lower deposit and funding rates and higher deposits, securities portfolio and loans.

Sequentially, the decrease was primarily driven by lower interest rates on interest-earning assets. This was partially offset by the benefit of lower deposit and funding rates, higher securities portfolio and the impact of hedging activities (primarily offset in foreign exchange and other trading revenue).

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BNY Mellon 2Q20 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Fee and other revenue
Investment services fees:
Asset servicing fees	$1,173	$1,159	$1,141	$2,332	$2,263
Clearing services fees	431	470	410	901	808
Issuer services fees	277	263	291	540	542
Treasury services fees	144	149	140	293	272
Total investment services fees	2,025	2,041	1,982	4,066	3,885
Investment management and performance fees	786	862	833	1,648	1,674
Foreign exchange and other trading revenue	166	319	166	485	336
Financing-related fees	58	59	50	117	101
Distribution and servicing	27	31	31	58	62
Investment and other income	105	11	43	116	78
Total fee revenue	3,167	3,323	3,105	6,490	6,136
Net securities gains	9	9	7	18	8
Total fee and other revenue	3,176	3,332	3,112	6,508	6,144
Operations of consolidated investment management funds
Investment income (loss)	54	(38)	10	16	36
Interest of investment management fund note holders	—	—	—	—	—
Income (loss) from consolidated investment management funds	54	(38)	10	16	36
Net interest revenue
Interest revenue	943	1,570	1,965	2,513	3,885
Interest expense	163	756	1,163	919	2,242
Net interest revenue	780	814	802	1,594	1,643
Total revenue	4,010	4,108	3,924	8,118	7,823
Provision for credit losses	143	169	(8)	312	(1)
Noninterest expense
Staff	1,464	1,482	1,421	2,946	2,945
Software and equipment	345	326	304	671	587
Professional, legal and other purchased services	337	330	337	667	662
Net occupancy	137	135	138	272	275
Sub-custodian and clearing	120	105	115	225	220
Distribution and servicing	85	91	94	176	185
Bank assessment charges	35	35	31	70	62
Business development	20	42	56	62	101
Amortization of intangible assets	26	26	30	52	59
Other	117	140	121	257	250
Total noninterest expense	2,686	2,712	2,647	5,398	5,346
Income
Income before income taxes	1,181	1,227	1,285	2,408	2,478
Provision for income taxes	216	265	264	481	501
Net income	965	962	1,021	1,927	1,977
Net (income) loss attributable to noncontrolling interests (includes $(15), $18, $(4), $3 and $(14) related to consolidated investment management funds, respectively)	(15)	18	(4)	3	(14)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	950	980	1,017	1,930	1,963
Preferred stock dividends	(49)	(36)	(48)	(85)	(84)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$901	$944	$969	$1,845	$1,879

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
(in dollars)
Basic	$1.01	$1.05	$1.01	$2.06	$1.95
Diluted	$1.01	$1.05	$1.01	$2.06	$1.95

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BNY Mellon 2Q20 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the Annual Report on Form 10-K for the year ended Dec. 31, 2019 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. All forward-looking statements in this Earnings Release speak only as of July 15, 2020, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 2Q20 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of June 30, 2020, BNY Mellon had $37.3 trillion in assets under custody and/or administration, and $2.0 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 15, 2020. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on July 15, 2020. Replays of the conference call and audio webcast will be available beginning July 15, 2020 at approximately 2:00 p.m. EDT through Aug. 14, 2020 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5375940. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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